UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On April 5, 2012, MMR Global, Inc. (the "Company") learned of an inadvertent omission, due to a formatting error, of the Item 9A information required in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, timely filed with the Securities and Exchange Commission ("SEC") on March 30, 2012 (the "10-K").　 A link to the complete filing received by the SEC on March 30th can be found on the SEC website at: http://www.sec.gov/Archives/edgar/data/1285701/000113626112000185/0001136261-12-000185-index.htm.

Due to the omission, an "E" symbol was placed on the Company's ticker symbol by the OTC Bulletin Board (the "OTCBB"). In addition, the OTCBB informed the Company in a letter dated April 5, 2012, received by the Company on April 9, 2012, that it had 30 days to correct the omission.　 On April 6, 2012, the Company amended the Form 10-K to include the omitted information, placing the Company back in compliance with all periodic reporting requirements of the SEC. The amendment on Form 10-K/A (the "Amendment") can be viewed on the SEC website at: http://www.sec.gov/Archives/edgar/data/1285701/000113626112000193/0001136261-12-000193-index.htm.

After extensive discussions with the OTCBB and representatives of the SEC, the Company has been informed by the OTCBB that the Amendment properly corrected the omission, the Company is currently in compliance with respect to its periodic reporting requirements and the "E" symbol will be removed from the Company's ticker symbol, effective at the open of markets tomorrow, April 12, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
April 11, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer